MORTEN BEYER & AGNEW
                        2107 Wilson Boulevard, Suite 750
                               Arlington, VA 22201


                                 July 13, 2001




CONTINENTAL AIRLINES, INC.
1600 Smith Street
Houston, TX  77002

          Re: Preliminary Prospectus Supplement, dated July 13, 2001, to the Prospectus dated March 23, 2001, included in Registration STATEMENT NO. 333-57188 OF CONTINENTAL AIRLINES, INC.
               --------------------------------------------------------------

Ladies and Gentlemen:

            We consent to the use of the reports listed below prepared by us with respect to the aircraft referred to in such reports, to the summary of such reports in the text and footnotes under the headings "Prospectus Supplement Summary--Summary of Terms of Certificates," "Prospectus Supplement Summary--Aggregate Outstanding Principal Balances," "Prospectus Supplement Summary--Owned Aircraft Outstanding Principal Balances," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft" and "Experts" in the Preliminary Prospectus Supplement, to the incorporation by reference of our reports listed below in the Preliminary Prospectus Supplement and to the references to our name under the heading "Experts" in such Preliminary Prospectus Supplement. We also consent to such use, summary, incorporation and references in the Final Prospectus Supplement relating to the offering described in such Preliminary Prospectus Supplement, to the extent such use, summary, incorporation and references are unchanged.

            The consent above covers the following reports, which will be filed with the Securities and Exchange Commission as Exhibits to a Continental Airlines, Inc. Form 8-K Report that will be incorporated by reference in such Preliminary Prospectus Supplement and Final Prospectus Supplement:

1) Appraisal Letter, dated October 6, 1997, in connection with the Prospectus Supplement, dated October 16, 1997 (Series 1997-4), to the Prospectus, dated September 4, 1997;

2) Appraisal Letters, dated February 5 and 11, 1998, in connection with the Prospectus Supplement, dated February 11, 1998 (Series 1998-1), to the Prospectus, dated September 4, 1997;

3) Appraisal Letter, dated October 1, 1998, in connection with the Prospectus Supplement, dated October 21, 1998 (Series 1998-3), to the Prospectus, dated August 25, 1998;


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4)   Appraisal Letter, dated December 8, 1998, in connection with the Prospectus
     Supplement, dated January 21, 1999) (Series 1999-1), to the Prospectus, dated August 25, 1998;

5) Appraisal Letter, dated May 19, 1999, in connection with the Prospectus Supplement, dated June 3, 1999 (Series 1999-2), to the Prospectus, dated August 25, 1998;

6) Appraisal Letter, dated January 17, 2000, in connection with the Prospectus Supplement, dated March 1, 2000 (Series 2000-1) , to the Prospectus, dated December 8, 1999;

7) Appraisal Letter, dated October 31, 2000, in connection with the Prospectus Supplement, dated November 14, 2000 (Series 2000-2), to the Prospectus, dated September 25, 2000.

                                                  Sincerely,

                                                  MORTEN BEYER & AGNEW


                                                  /S/ ROBERT F. AGNEW
                                                  ------------------------------
                                                  Name:  Robert F. Agnew
                                                  Title: President & COO